Exhibit (a)(1)(F)

Forms of Reminder E-mails - Dates may change if expiration date of offer is extended

October 25, 2007 - One Week After Offer Commences

We have just completed week one of the Genesis Microchip Inc. Offer to Exchange Certain Outstanding Options for Restricted Stock Units (referred to as the “Offer to Exchange”). The offer to exchange your eligible stock options will expire at 5:00 p.m., Pacific Time, on November 16, 2007 unless we extend the offer.

If you would like to participate in this offer, a properly completed and signed copy of the election form must be received via facsimile, e-mail (via PDF or similar imaged document file) or by hand delivery on or before 5:00 p.m., Pacific Time, on November 16, 2007 by your local Human Resources representative:

Santa Clara
Catherine Murio
Genesis Microchip Inc.
2525 Augustine Drive
Santa Clara, California 95054
Fax: (408) 986-9654
E-mail: catherine.murio@gnss.com

Canada
Rene Goldman
165 Commerce Valley Drive, West
Thornhill, Ontario, Canada L3T 7V8
Fax: (905) 763-4286
E-mail: rene.goldman@gnss.com

India
Srinath Ramdas
George Thangiah Complex
80 Feet Road
Jeevanbhimanagar, Bangalore 560 075 India
Fax: +91-80-2525-3848
E-mail: srinath.ramdas@gnss.com

Japan
Akiko Namoto
1-19-12 Isoda Building, 5F
Osaki, Shinagawa-ku, Tokyo, 141-0032 Japan
Fax: 81-1-5745-0816
E-mail: akiko.namoto@gnss.com

Korea
SK Kim
11F, Tae-Seok B/D, 275-5
Yangjae-Dong, Seocho-Ku, Seoul 137-130 Korea
Fax: 82-2-575-3980
E-mail: sk.kim@gnss.com

Taiwan
Kate Chiu
5F, No. 100, Rueiguang Road
Neihu, Taipei 114, Taiwan R.O.C.
Fax: 886-2-27910118
E-mail: kate.chiu@gnss.com

Only responses that are complete, signed and actually received by your local Human Resources representative by the deadline will be accepted. Responses submitted by any other means, including interoffice or U.S. mail (or other post) and Federal Express (or similar delivery service) are not permitted. If you have questions, please direct them to local Human Resources representative.

This notice does not constitute the Offer to Exchange. The full terms of the offer are described in (1) the Offer to Exchange; (2) the letter from Elias Antoun, dated October 18, 2007; (3) the election form; and (4) the withdrawal form. You may also access these documents through the U.S. Securities and Exchange Commission’s website at www.sec.gov.

November 9, 2007 - Final Week

We are entering the final week of the Genesis Microchip Inc. Offer to Exchange Certain Outstanding Options for Restricted Stock Units (referred to as the “Offer to Exchange”). After today, there are seven (7) days left to make your election. The offer to exchange your eligible stock options will expire at 5:00 p.m., Pacific Time, on November 16, 2007 unless we extend the offer.

If you would like to participate in this offer, a properly completed and signed copy of the election form must be received via facsimile, e-mail (via PDF or similar imaged document file) or by hand delivery on or before 5:00 p.m., Pacific Time, on November 16, 2007 by your local Human Resources representative:

Santa Clara
Catherine Murio
Genesis Microchip Inc.
2525 Augustine Drive
Santa Clara, California 95054
Fax: (408) 986-9654
E-mail: catherine.murio@gnss.com

Canada
Rene Goldman
165 Commerce Valley Drive, West
Thornhill, Ontario, Canada L3T 7V8
Fax: (905) 763-4286
E-mail: rene.goldman@gnss.com

India
Srinath Ramdas
George Thangiah Complex
80 Feet Road
Jeevanbhimanagar, Bangalore 560 075 India
Fax: +91-80-2525-3848
E-mail: srinath.ramdas@gnss.com

Japan
Akiko Namoto
1-19-12 Isoda Building, 5F
Osaki, Shinagawa-ku, Tokyo, 141-0032 Japan
Fax: 81-1-5745-0816
E-mail: akiko.namoto@gnss.com

Korea
SK Kim
11F, Tae-Seok B/D, 275-5
Yangjae-Dong, Seocho-Ku, Seoul 137-130 Korea
Fax: 82-2-575-3980
E-mail: sk.kim@gnss.com

Taiwan
Kate Chiu
5F, No. 100, Rueiguang Road
Neihu, Taipei 114, Taiwan R.O.C.
Fax: 886-2-27910118
E-mail: kate.chiu@gnss.com

Only responses that are complete, signed and actually received by your local Human Resources representative by the deadline will be accepted. Responses submitted by any other means, including interoffice or U.S. mail (or other post) and Federal Express (or similar delivery service) are not permitted. If you have questions, please direct them to your local Human Resources representative.

This notice does not constitute the Offer to Exchange. The full terms of the offer are described in (1) the Offer to Exchange; (2) the letter from Elias Antoun, dated October 18, 2007; (3) the election form; and (4) the withdrawal form. You may also access these documents through the U.S. Securities and Exchange Commission’s website at www.sec.gov.

November 16, 2007 - Last Day (Offer Expiration Date)

Today is the last day to elect to exchange your eligible options as part of the Genesis Microchip Inc. Offer to Exchange Certain Outstanding Options for Restricted Stock Units (referred to as the “Offer to Exchange”). The offer to exchange your eligible stock options will expire at 5:00 p.m., Pacific Time, today, November 16, 2007.

If you would like to participate in this offer, a properly completed and signed copy of the election form must be received via facsimile, e-mail (via PDF or similar imaged document file) or by hand delivery on or before 5:00 p.m., Pacific Time, on November 16, 2007 by your local Human Resources representative:

Santa Clara
Catherine Murio
Genesis Microchip Inc.
2525 Augustine Drive
Santa Clara, California 95054
Fax: (408) 986-9654
E-mail: catherine.murio@gnss.com

Canada
Rene Goldman
165 Commerce Valley Drive, West
Thornhill, Ontario, Canada L3T 7V8
Fax: (905) 763-4286
E-mail: rene.goldman@gnss.com

India
Srinath Ramdas
George Thangiah Complex
80 Feet Road
Jeevanbhimanagar, Bangalore 560 075 India
Fax: +91-80-2525-3848
E-mail: srinath.ramdas@gnss.com

Japan
Akiko Namoto
1-19-12 Isoda Building, 5F
Osaki, Shinagawa-ku, Tokyo, 141-0032 Japan
Fax: 81-1-5745-0816
E-mail: akiko.namoto@gnss.com

Korea
SK Kim
11F, Tae-Seok B/D, 275-5
Yangjae-Dong, Seocho-Ku, Seoul 137-130 Korea
Fax: 82-2-575-3980
E-mail: sk.kim@gnss.com

Taiwan
Kate Chiu
5F, No. 100, Rueiguang Road
Neihu, Taipei 114, Taiwan R.O.C.
Fax: 886-2-27910118
E-mail: kate.chiu@gnss.com

Only responses that are complete, signed and actually received by your local Human Resources representative by the deadline will be accepted. Responses submitted by any other means, including interoffice or U.S. mail (or other post) and Federal Express (or similar delivery service) are not permitted. If you have questions, please direct them to your local Human Resources representative.

This notice does not constitute the Offer to Exchange. The full terms of the offer are described in (1) the Offer to Exchange; (2) the letter from Elias Antoun, dated October 18, 2007; (3) the election form; and (4) the withdrawal form. You may also access these documents through the U.S. Securities and Exchange Commission’s website at www.sec.gov.